February 2, 2004

Board of Trustees
Russell Investment Funds
Tacoma, WA 98402

Ladies and Gentlemen:

As Senior Compliance Officer of the
Frank Russell Investment Management
Company, I do hereby certify, to the
best of my knowledge, that for the
quarter ending December 31, 2003,
no transactions were effected on
behalf of the Russell Investment
Funds pursuant to SEC Rule 10f-3.

Very truly yours,

J. Richard McEntee, Jr.
Senior Compliance Officer
Russell Investment
Funds
P.O. Box 1616
Tacoma, Washington 98401-1616
253-627-7001
Fax: 253-591-3495